EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hillhouse Frontier Holdings Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of Hillhouse Frontier Holdings Inc. of our report dated April 17, 2025, relating to the consolidated financial statements of Hillhouse Frontier Holdings Inc., which is included in such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Los Angeles County, California

July 21, 2025

Address: 17506 Colima Road, Suite 101, Rowland Heights, CA 91748 U.S.A

Tel: +1 (626) 581-0818     Fax: +1 (626) 581-0809   Website: www.secpa.us